                                                                   EXHIBIT 10.19



                    POWERHOUSE VALUE-ADDED RESELLER AGREEMENT

--------------------------------------------------------------------------------



                                 By and Between:




                               COGNOS CORPORATION

                        A DELAWARE CORPORATION LOCATED AT

                             67 SOUTH BEDFORD STREET

                                   SUITE 200W

                              BURLINGTON, MA 01803

               ----------------------------------------------------
                   CONTRACTUAL CONTACT PERSON/TELEPHONE NUMBER

                        (HEREIN REFERRED TO AS "COGNOS")



                                      -AND-



                        SMITH-GARDNER & ASSOCIATES, INC.

                        A FLORIDA CORPORATION LOCATED AT

                          5455 M. NORTH FEDERAL HIGHWAY

                            BOCA RATON, FLORIDA 33487

                            WILL SMITH (407) 241-9505
                            -------------------------
                      CONTRACTUAL CONTACT PERSON/TELEPHONE

                         (HEREIN REFERRED TO AS " VAR")

1.0      DEFINITIONS

         For the purpose of this Agreement, the following are defined terms:

         1.1 The term "Software" shall mean the information processing program(s), in object code or binary form only, and Related Documentation (as hereinafter defined) developed and/or marketed by COGNOS under the trade names set out in Schedule A for use on the computer makes and models set out in Schedule A.

         1.2 The term "Shrink-Wrapped Software" is included within the meaning of the term Software and shall mean Software commonly distributed in a sealed package which references the user to a COGNOS License Agreement enclosed therein.

         1.3 The term "Demonstration Software" is included within the meaning of the term Software and shall mean a version of the Software which is intended to be used for demonstration or evaluation purposes only and which may contain coded instructions which inactivate or erase the program within a specified time period or which is marked or otherwise identified as being meant for demonstration or evaluation purposes.

         1.4 The term "Related Documentation" is included within the meaning of the term Software and shall mean the user manuals and any other documentation which accompanies the Software on delivery.

         1.5 The term "Sublicense" shall mean the written license set forth in Schedule B, pursuant to which end users shall be licensed to use the Software, or, with respect to Shrink-Wrapped Software, the written license agreement that is embedded with the Shrink-Wrapped Software and pursuant to which end users shall be licensed to use the Software. The corresponding verb "sublicense" shall mean the act of granting an end user the right to use the Software by means of binding the end user to a "Sublicense".

         1.6 The term "Sublicensee" shall mean an end user of. the Software who has signed a Sublicense or who, in respect of shrink-wrapped Software, has become a licensee of the Software by opening the sealed Software container.

         1.7 The term "Territory" shall mean the geographical area and territories set out in Schedule A. This Agreement may be extended to other geographical areas only by amendment in writing signed by both parties.

         1.8 The term "CPU" shall mean central processing unit.

         1.9 The term "Subdistributor" shall mean an entity to which VAR has granted, pursuant to Section 3. 1, a subset of the rights granted herein by COGNOS to VAR.

         1.10 The term "Effective Date" shall mean the date last written below.

         1.11 The term "Agreement" shall mean this PowerHouse Value-Added Reseller Agreement entered into as of the Effective Date including all Schedules attached hereto.

2.0      ACKNOWLEDGMENT OF COGNOS OWNERSHIP RIGHTS

         2.1 VAR acknowledges that the Software and its Related Documentation contain confidential and proprietary information and trade secrets belonging to COGNOS and its licensors, that title and ownership rights to the Software shall remain exclusively with COGNOS and its licensors, and that VAR's rights to the Software are strictly limited to those specifically granted in this Agreement.

         2.2 Except as expressly permitted herein, VAR shall not make any copies of the Software without the express written consent of COGNOS.

         2.3 VAR shall not reverse compile the Software. VAR shall not remove or alter any designations and marks on the Software. VAR shall not make the Software available on a service bureau basis or in a time-sharing environment without the express prior written consent of COGNOS.

3.0      LICENSE GRANT

         3.1 COGNOS hereby grants to VAR, and VAR hereby accepts, subject to the terms and conditions contained in this Agreement, a non-exclusive, nontransferable license to manufacture, copy, market, demonstrate and sublicense the Software to Sublicensees for use on CPUs located in the Territory. Upon advance approval by COGNOS, VAR may grant to Subdistributors in the Territory the right to market, demonstrate, and sublicense the Software to Sublicensees for use on CPU's located in the Territory, provided such Subdistributors first execute written agreements with VAR containing terms and conditions substantially the same as those contained herein including, without limitation, those for the protection of COGNOS.

         3.2 VAR's rights hereunder are always contingent upon VAR entering into and maintaining in good standing a separate internal license and support agreement (or alternatively a lease agreement) for the Software. Any breach of such license and support (or lease) agreement, including a failure to make any payment thereunder, shall entitle COGNOS to unilaterally revoke any rights granted under this Agreement without prior notice to VAR.

         3.3 VAR's rights hereunder are further contingent upon VAR adding value to the Software by providing to the Sublicensee products and/or services as set out in Schedule C.

         3.4 VAR's right to sublicense the Software to an end user is further contingent upon VAR's prior submission to COGNOS of two (2) original and complete Sublicenses executed by VAR and the end user, or, with respect to Shrink-Wrapped Software, ensuring that the Sublicense is included in the sealed Software container delivered to the end user. VAR will provide notice to COGNOS of any change to a Sublicense, and such change must be approved by COGNOS in writing prior to execution by VAR and the end user.

         3.5 VAR's rights hereunder are further contingent on VAR having at all times at least two (2) employees trained by COGNOS in the use and installation of the Software.

4.0      VAR'S OBLIGATIONS

         4.1 VAR agrees to pay to COGNOS the fees and charges set out in Article 6.0.

         4.2 VAR agrees to not make, without the prior written consent of COGNOS, any claim about COGNOS or the Software other than presenting current information that has been either published by COGNOS or developed jointly under this Agreement.

         4.3 VAR agrees that on all matters relating to the use of COGNOS's tradename, logo and trademarks, including, without limitation, all advertising and marketing materials, VAR shall obtain prior written approval of COGNOS in order to assure proper use.

         4.4 VAR agrees to provide to COGNOS, concurrently with the Effective Date and also within thirty (30) days of COGNOS's request therefor, a business plan respecting the future marketing and sublicensing efforts contemplated by VAR.

         4.5 VAR agrees to provide support services as described in Schedule D for all copies of the Software provided by VAR to Sublicensees.

         4.6 VAR's right to leave Demonstration Software on a prospective Sublicensees's CPU is contingent upon VAR obtaining from the prospective Sublicensee prior to installation a duly executed Sublicense for a thirty (30) day trial. Demonstration Software may not be left on a Sublicensee's CPU for a period in excess of thirty (30) days without the written consent of COGNOS.

         4.7 VAR agrees to use its best efforts to market, demonstrate, and sublicense the Software to end users in the Territory.

         4.8 Within two (2) weeks of COGNOS's request, VAR agrees to provide COGNOS with a written report detailing all Sublicensees by company name, address, and contact name, trade name of Software licensed, and CPU make, model, and serial number (only CPU model if Shrink-Wrapped Software), and also setting forth all sublicense fees paid or due hereunder.

         4.9 VAR agrees to enforce the Sublicense terms and conditions and, if VAR in COGNOS's sole opinion fails to do so, then, at COGNOS's option and effective immediately without the need for any further action, VAR will be deemed to have assigned to COGNOS all rights under such Sublicense as are required for COGNOS to enforce such terms and conditions in its own name.

         4.10 VAR agrees to provide COGNOS with a complete listing of VAR's current installed end user base, which listing shall be attached hereto as Schedule F.

5.0      COGNOS' OBLIGATIONS

         5.1 COGNOS agrees to supply VAR with copies of the Software ordered by VAR for distribution to Sublicensees promptly upon receipt of a Sublicense as set forth in Section 3.4 of this Agreement. VAR may order copies of the Software from COGNOS by providing COGNOS with a purchase order which: (a) references this Agreement; (b) specifies the Software to be licensed, (c) designates the make, model, serial number, and location of the CPU to be licensed (only location and machine type if Shrink-Wrapped Software); (d) states the ship-to address; and, (e) indicates the then-current COGNOS local list price less any applicable discount set forth in Schedule D. Alternatively, COGNOS will deliver to VAR one (1) set of master diskettes for the current versions of each of the items of Software listed in Schedule A. VAR should use the Master Diskettes to copy and manufacture the Software for distribution to sublicensees.

         5.2 COGNOS agrees to supply VAR in a timely and efficient manner all promotional material and Related Documentation ordered by VAR.

         5.3 COGNOS shall provide VAR with Software support services under the COGNOS Priority Support Program.

         5.4 COGNOS agrees to make available, at its then current time and rate schedule therefore, training for VAR's sales and support staff in the marketing, sale, operation and use of the Software. Any additional services requested by VAR shall be made available to VAR by COGNOS at COGNOS's then current rates.

6.0      LICENSE FEES AND CHARGES

         6.1 VAR shall pay COGNOS a fee equal to the then-current COGNOS local list price (Single Copy local list price for Shrink-Wrapped Software) for each copy of the Software sublicensed by VAR in the country in the Territory where the licensed CPU is located less the discount set forth in Schedule D.

         6.2 VAR shall pay to COGNOS annually in arrears a fee for support services as provided in Schedule D.

         6.3 All fees are stated and payable in United States Dollars. The exchange rate that COGNOS shall apply in order to translate the Sublicense fee from the local list price currency into the currency of payment stipulated herein shall be the closing exchange rate published by the First National Bank of Boston on the date of receipt by COGNOS of the Sublicense. All sales and other taxes relating to a Sublicense, including those levied by federal, state, municipal or other governmental authority, shall be paid by VAR.

         6.4 All monies payable under this Agreement are due upon receipt of invoice. VAR agrees to pay interest on accounts overdue by more than thirty (30) days at a rate of one and one half percent (1.5%) per month or the maximum legal interest rate whichever is less.

         6.5 COGNOS reserves the right to change the terms of payment herein when VAR's previous payment record shows that VAR is consistently in arrears by sixty (60) days or more. VAR will be advised in writing of any change in the payment terms.

         6.6 COGNOS reserves the right to establish new list prices from time to time. COGNOS will honor outstanding written quotations of VAR for sixty
         (60) days after the effective date of the price change provided those written quotations are delivered to COGNOS within twenty (20) days of the notification.

         6.7 In the event VAR introduces COGNOS to a software license opportunity, VAR shall be entitled to a finders fee equal to 10% of the total license fee received by COGNOS, provided that: (a) COGNOS was not previously aware of the opportunity; (b) VAR has submitted to COGNOS a completed Cooperative Marketing Form (Schedule E); and, (c) COGNOS completes a license with the end user through VAR's continuing assistance and COGNOS is paid the appropriate license fee by the end user.

7.0      CONFIDENTIAL INFORMATION

         7.1 In order for VAR and COGNOS to effectively carry out their respective obligations hereunder, each party may from time to time disclose to the other party confidential information. Confidential information shall be clearly designated in writing as confidential, or if verbally disclosed, identified as being confidential, and within ten
         (10) days of such disclosure, a written memorandum shall be sent to the receiving party confirming that the information is confidential. Confidential information does not include:

        (a) information generally available to or known to the public;
        (b) information previously known;
        (c) information independently developed outside the scope of this Agreement; or
        (d) information lawfully disclosed by a third party.

         7.2 Each party acknowledges a relationship of trust and confidence with respect to the confidential information of the other. Each party agrees that it shall not disclose confidential information of the other to any third party without the express written consent of the other party, that it shall not make use of any such confidential information other than for performance of this Agreement, and that it shall use at least the same degree of care to avoid disclosure of such information as it uses with respect to its own confidential information.

         7.3 VAR acknowledges that its obligations set forth in Section 7.2 above shall apply to the Software, Related Documentation, and all of the terms of this Agreement.

8.0      WARRANTY

         OTHER THAN THE WARRANTY SET FORTH IN SCHEDULE B, COGNOS DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SOFTWARE PROVIDED UNDER THIS AGREEMENT INCLUDING, BUT NOT LIMITED TO, THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.0      LIMITATION OF LIABILITY

         9.1 Neither party shall be liable or deemed to be in default for any delay or failure to perform its obligations hereunder if such failure results directly or indirectly from any cause beyond its reasonable control.

         9.2 COGNOS SHALL IN NO EVENT BE LIABLE TO VAR, SUBDISTRIBUTORS, OR SUBLICENSEES, FOR LOSS OF PROFITS, OR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING COSTS OR LEGAL EXPENSES, IN CONNECTION WITH THE SUPPLY, USE, OR PERFORMANCE OF THE SOFTWARE.

         9.3 COGNOS'S TOTAL LIABILITY TO VAR, SUBDISTRIBUTORS, OR SUBLICENSEES FOR ANY CLAIM FOR DAMAGES UNDER THIS AGREEMENT SHALL BE LIMITED TO DIRECT DAMAGES AND SHALL NOT EXCEED THE SUM OF TWENTY THOUSAND DOLLARS (U.S.) ($20,000.00) PER INCIDENT OR ONE HUNDRED THOUSAND DOLLARS (U.S.) ($100,000.00) IN THE AGGREGATE.

10.0     TERM AND TERMINATION

         10.1 The term of this Agreement shall commence on the Effective Date and shall continue in force for two (2) years from such date.

         10.2 Thereafter the Agreement may be renewed upon mutual written agreement of the parties.

         10.3 Either party ("Terminating Party") may immediately terminate this Agreement or suspend any rights granted hereunder upon notice to the other in the event that the other ("Defaulting Party"): (a) breaches any material term of this Agreement; (b) merges or becomes amalgamated with another firm, person or corporation with which the Terminating Party in its sole opinion deems itself to be in competition; (c) sells or transfers fifty percent (50%) or more of its voting or potential voting shares; (d) ceases conducting business in the normal course, is adjudged bankrupt or insolvent, or becomes subject to any proceeding for the protection of the rights of its creditors; or (e) fails to perform any obligation under this Agreement within fifteen (15) days after notice from the Terminating Party.

         10.4 On expiration or termination, each party shall promptly remit to the other all unpaid monies due under this Agreement.

         10.5 All obligations set forth in Sections 2.0 and 7.0 shall survive expiration or termination of this Agreement.

11.0     GENERAL PROVISIONS

         11.1 Schedules A, B, C, D and E as amended from time to time are hereby incorporated into and form part of this Agreement.

         11.2 VAR hereby grants COGNOS the right, which COGNOS will exercise reasonably and at its own expense, to enter VAR's premises during business hours on forty-eight (48) hours notice for the purpose of examining VAR's relevant books and records or to have such books and records examined by its certified public accountant to verify the locations and hardware into which copies of the Software have been installed by VAR as well as VAR's fulfillment of its obligations set forth herein.

         11.3 VAR is an independent contractor and the parties are not agents or legal representatives of each other and have no power of attorney to represent, act for, bind or commit each other except as described in this Agreement. Neither execution nor performance of this Agreement shall be construed to have established any joint venture or partnership between COGNOS and VAR.

         11.4 No delay or failure in exercising any right hereunder and no partial or single exercise thereof shall be deemed to constitute a waiver of such right or any other rights hereunder. No consent to a breach of any express or implied term of this Agreement shall constitute a consent to any subsequent breach.

         11.5 In the event that any provision of this Agreement shall not be enforceable, the remainder of this Agreement shall remain in full force and effect.

         11.6 VAR agrees that it shall not have the right to assign its rights under this Agreement without the prior written consent of COGNOS.

         11.7 All covenants, agreements and conditions of this Agreement shall be binding upon and enure to the benefit of both parties hereto and their representatives as allowed herein.

         11.8 This Agreement and any matter relating thereto shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

         11.9 This Agreement constitutes the full and entire understanding and agreement between VAR and COGNOS with respect to the marketing, demonstration and sublicensing of the Software and supersedes all negotiations, commitments, purchase order, memoranda and any other writings with respect thereto. No modifications or amendments to the terms of this Agreement shall be effective unless in writing and signed by the duly authorized representatives of VAR and COGNOS.

         11.10 Any notices, requests or demands shall be in writing and delivered or mailed to the other at the address written on the front page of this Agreement. Each party shall promptly give written notice of any change in its address or addressee. All notices shall be sent either by registered or certified mail, postage prepaid, or by facsimile transmission with answerback. Notices shall be deemed to be received on the fifth business day after mailing, or by facsimile transmission with answerback, upon transmission. In the case of a mail interruption such notices, requests or demands shall be delivered by prepaid courier delivery or facsimile transmission with answerback.

         This Agreement is effective the 18th day of February, 1994.




         ----------------------------     ---------------------------------
         SMITH-GARDNER & ASSOCIATES,      COGNOS CORPORATION
         INC.
         /s/ Wilburn Smith                /s/ John B. Thomas
         ----------------------------     ---------------------------------
         Signature                        Signature

         Wilburn Smith                    John B. Thomas
         ----------------------------     ---------------------------------
         Printed Name                     Printed Name

         President                        V.P. Partner Channels
         ----------------------------     ---------------------------------
         Title                            Title

                                   SCHEDULE A

                             SOFTWARE AND TERRITORY

SOFTWARE

Tradenames                                              Hardware Platforms
----------                                              ------------------

PowerHouse Development                                  Hewlett Packard MPE/ix
PowerHouse RunTime
PowerHouse Reporting Only (no Dictionary)
InQuizitive

PowerPlay Administrator                                 IBM PC and Compatibles
PowerPlay Enterprise
Impromptu Administrator
Impromptu Enterprise

TERRITORY

         United States

                                   SCHEDULE B

                              SUBLICENSE AGREEMENT

COGNOS CORPORATION, 67 South Bedford Street, Suite 200W, Burlington, MA 01803 (hereinafter referred to as COGNOS) by its acceptance hereof, grants that:

VAR

Name
        ------------------------------------------------------------------------

Address
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

Telephone                                   Contact
        ------------------------------------       -----------------------------

(hereinafter referred to as the VAR) has sublicensed to the following:

SUBLICENSEE

Name
        ------------------------------------------------------------------------

Address
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

Telephone                                   Contact
        ------------------------------------       -----------------------------

(hereinafter referred to as the SUBLICENSEE) a non-exclusive, non-transferable limited right to use from the date hereof for:

               a thirty (30) day evaluation period
                                                  ------
               a ninety-nine (99) year license period
                                                     ------

subject to the within TERMS AND CONDITIONS, on the following computers:

CPU #1

           --------------      -----------------        ----------------------
           Make                Model                    Serial Number
CPU #2

           --------------      -----------------        ----------------------
           Make                Model                    Serial Number

Media:
      -----------------

(for which the VAR value-added product is also licensed) located at the following sites:

CPU #1

Name
          ---------------------------------------------------------------------

Address
          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

Telephone                                      Contact
          -------------------------------------       -------------------------

VAR product(s)
              -----------------------------------------------------------------

CPU #2

Name
          ---------------------------------------------------------------------

Address
          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

Telephone                                         Contact
          ----------------------------------------       ----------------------

VAR product(s)
              -----------------------------------------------------------------

the following COGNOS products:

CPU #1
      -------------------------------------------------------------------------

CPU #2
      -------------------------------------------------------------------------

(hereinafter referred to as COGNOS SOFTWARE or the SOFTWARE).

Accepted this     day of        of 19   by:  Accepted this   day of     19   by:
              ----      --------     --                   ---      -----  --

-------------------------------       --------------------------------
SUBLICENSEE Company Name              VAR Company Name

-------------------------------       --------------------------------
Authorized Signature                  Authorized Signature

-------------------------------       --------------------------------
Printed Name                          Printed Name

-------------------------------       --------------------------------
Title                                 Title

                                      Accepted this   day of          19   by:
                                                   ---      ----------  --

                                      COGNOS CORPORATION

                                      --------------------------------
                                      Regional Manager

                               TERMS & CONDITIONS

1. The VAR warrants that it is a currently authorized distributor of COGNOS SOFTWARE.

2. The SOFTWARE is licensed for use only on a single standard computer system of make, model, serial number and location of use as designated. The SUBLICENSEE shall obtain the written authorization of COGNOS prior to moving the SOFTWARE to any other replacement computer system. COGNOS shall not unreasonably withhold authorization provided that the SUBLICENSEE shall have paid any fees applicable to use of the SOFTWARE on a different computer model.

3. The SUBLICENSEE is prohibited from offering the SOFTWARE in a service bureau or time-sharing environment unless such use is authorized in writing by COGNOS.

4. The SUBLICENSEE acknowledges and agrees that title and ownership of the SOFTWARE and patents, trademarks and copyrights related thereto are the exclusive property of COGNOS and the SUBLICENSEE shall only acquire the right to use the SOFTWARE in accordance with the within Agreement.

5. The SUBLICENSEE acknowledges that the SOFTWARE is COGNOS proprietary information and trade secret whether or not any portion thereof is or may be copyrighted or patented. The SOFTWARE or any derivation thereof may not be copied onto any medium by the SUBLICENSEE or any other person, firm or corporation without the written consent of COGNOS save and except for archival or emergency restart purposes or to replace a defective copy or for program error verification.

6. The SUBLICENSEE acknowledges that all SOFTWARE and other materials provided under this Agreement are valuable assets and trade secrets of COGNOS and the SUBLICENSEE agrees to hold the SOFTWARE and other materials in confidence and to take all necessary steps to ensure that the SOFTWARE and other materials are kept confidential.

7. COGNOS warrants that:

         (a) the medium on which the program is furnished is warranted to be free of defects in materials and workmanship under normal use for a period of thirty (30) days from the date of delivery of the Software;

         (b) THE WARRANTY UNDER (A) ABOVE IS IN LIEU OF ALL OTHER WARRANTIES, EITHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND

         (c) the program contained on the medium is provided without warranty of any kind and the Sublicensee is responsible for the entire risk with respect to the quality and performance of the program.

         Neither COGNOS nor the VAR shall be liable whatsoever for loss of profits or special, indirect, consequential or exemplary damages, including costs or legal expenses, in connection with the supply, use or performance of the SOFTWARE. The total liability of COGNOS and the VAR hereunder in any event shall not exceed the sublicense fee paid for the SOFTWARE.

8. The SUBLICENSEE will not sublicense, rent or otherwise convey or make available the COGNOS SOFTWARE outside of its own company. This Agreement may not be assigned without the written consent of the VAR and COGNOS.

9. The SOFTWARE will be maintained by VAR or jointly by VAR and COGNOS. During a Support term COGNOS shall (a) ensure that the SOFTWARE continues to operate in accordance with its related documentation, (b) use its best efforts to correct problems associated with the SOFTWARE, and (c) issue program and documentation enhancements to the SOFTWARE which are released in that term. All enhancements are subject to the restricted use provisions of this Agreement. Support when purchased must be purchased for all copies of the SOFTWARE licensed to the user and is provided only for the most current production release of the SOFTWARE. Any unauthorized modification or use of the SOFTWARE shall render all Support obligations null and void. In the event the hardware vendor discontinues support of a feature upon which Support is dependent, COGNOS shall not be required to continue Support for such feature.

10. The COGNOS SOFTWARE will be maintained as follows:

                              site #   COGNOS Product(s)         Sublicensee
                                                                  (Initials)

Maintained by VAR:
                             --------  --------------------      ------------
                             --------  --------------------      ------------


                             --------  --------------------      ------------
                             --------  --------------------      ------------


Maintained by COGNOS and
VAR (jointly)                --------  --------------------      ------------
                             --------  --------------------      ------------

                             --------  --------------------      ------------
                             --------  --------------------      ------------

                                   SCHEDULE C

                      VALUE ADDED PRODUCTS AND/OR SERVICES

VAR's right to sublicense the Software is contingent upon VAR having licensed to the end user on the same CPU application software product(s) marketed under the name of MACS II which have a value at least equivalent to the list price of the sublicensed Software.

                                   SCHEDULE D

                          FEES, DISCOUNTS, AND SUPPORT

FEES

SUBLICENSE FEES

VAR shall pay COGNOS a fee for each copy of the Software sublicensed by VAR. Sublicense fees shall be determined by subtracting the then current VAR discount from the then current local list price for the Software.

On or before February 28, 1994, VAR shall pay COGNOS One Hundred and Twenty-Five Thousand Dollars ($125,000.00) as a non-refundable prepayment against future sublicense fees due COGNOS. The actual sublicense fees will be reconciled against this prepayment. When the actual sublicense fees due to COGNOS exceed the prepayment amount, then VAR shall remit such additional sublicense fees to COGNOS in accordance with the provisions of this Agreement.

MANUALS

VAR shall pay COGNOS 85% of the then current local list price for all manuals.

SALES LITERATURE

VAR may purchase COGNOS sales literature at COGNOS's cost.

SUPPORT

VAR has two options for supporting Sublicensees of COGNOS Software.

FIRST LINE SUPPORT - First line support for all Software licensed by VAR will be priced on an annual basis, in arrears, at 8% of the then-current local list price of the Software less the VAR's discount set forth following.

If the VAR is responsible for providing first line support to their Sublicensees, the Sublicensee will call the VAR for telesupport assistance. If the VAR cannot resolve the problem, the VAR can call COGNOS telesupport for assistance. The Sublicensee cannot call COGNOS telesupport directly under this support arrangement.

COGNOS provides the VAR with new product releases and technical newsletters for distribution to its Sublicensees.

Support renewals are invoiced to the VAR and are priced at 8% of the then-current local list price of the Software less the then-current VAR discount set forth following.

JOINT SUPPORT - Joint support for all Software licensed by VAR will be priced on an annual basis at COGNOS's then-current local list price therefor.

With joint support the Sublicensee can call either the VAR or COGNOS for telesupport. COGNOS provides the VAR with new product releases and technical newsletters for distribution to their Sublicensees.

Support renewals are invoiced to VAR at COGNOS's then-current local list price therefor.

                                   SCHEDULE D

                                  VAR DISCOUNT

INSTALLED END USER CUSTOMER DISCOUNTS

For the purposes of this Agreement, COGNOS shall make available to VAR a seventy percent (70%) discount off the then-current local list price for the Software for all Software license orders from VAR's installed end user base as listed in Schedule F in accordance with the terms and conditions indicated below.

NEW BUSINESS DISCOUNTS

For the purposes of this Agreement, COGNOS shall make available to VAR for new business orders the following discounts in accordance with the terms and conditions indicated below:

Level of Discount         Volume Level Commitment                    Discount
-----------------         -----------------------                    --------

         A                $ 0          -     $49,999                 15%

         B                $ 50,000     -     $99,999                 30%

         C                $100,000     -     $174,999                40%

         D                $175,000     -     $249,999                50%

         E                $250,000     -     $499,999                55%

         F                $500,000     -     $749,999                60%

         G                $750,000     -     $999,999                65%

         H                $1,000,000+        +                       70%

DESKTOP DISCOUNTS

For purposes of this Agreement, COGNOS shall make available to VAR for orders of the Impromptu and PowerPlay items of Software, a twenty-five percent (25%) discount off the then-current local list price in accordance with the terms and conditions indicated below.

TERMS AND CONDITIONS APPLICABLE TO DISCOUNTS

1. The above Discounts apply to Software license fees only. Fees for education, consulting, support, and other services that VAR may purchase from COGNOS are not subject to the Discounts described herein.

2. The term "Year" as used herein shall mean the period commencing upon the Effective Date and expiring one year thereafter, and each additional twelve-month period thereafter during the term of the Agreement.

3. During each Year, VAR will select a Level of Discount commensurate with VAR's Volume Level Commitment for that Year. For the first Year of the term of the Agreement VAR selects LEVEL D. For Software license orders received by COGNOS during such first Year, the Discount shall be a flat rate applied equally to COGNOS's then-current local list price for the Software.

4. Only net Sublicense fees, new Support fees, new internal Software license fees and new internal Support fees count towards the Volume Level Commitment.

5. At the end of the first Year, in the event VAR has achieved a higher Level of Discount, COGNOS shall apply the higher Discount to all Software license orders received in that Year and shall credit VAR the difference between the Discount taken and the Discount actually achieved. Alternatively, in the event VAR has not achieved the selected Level of Discount, COGNOS shall invoice VAR the difference between the Discount taken and the Discount actually achieved.

6. During each subsequent Year of the term of the Agreement, COGNOS shall invoice VAR the then-current local list price less the Discount commensurate with the Level of Discount actually achieved in the preceding Year or, if mutually agreed, at the Level of Discount commensurate with a different Volume Level Commitment. The procedures listed in paragraph 5 above shall be used if VAR achieves a higher or lower actual Level of Discount in that Year.

7. Software upgrades for VAR's installed end user customers shall be governed by the New Business Discounts.

8. VAR's end user customers shall be entitled to a trade-in allowance equivalent to what the end user customer paid for software if the end user customer upgrades the software or trades in a CPU license for a higher machine group CPU license.

9. Additional Copy pricing (as described in the COGNOS Products/Policies) shall apply only if the additional copy of Software is licensed simultaneously with the first copy.

                                   SCHEDULE E

                           COOPERATIVE MARKETING FORM

                        SMITH-GARDNER & ASSOCIATES, INC.



--------------------------------------------------------------------------------
PROSPECT COMPANY NAME

--------------------------------------------------------------------------------
ADDRESS

--------------------------------------------------------------------------------
ADDRESS

--------------------------------------------------------------------------------
TECHNICAL CONTACT NAME          TITLE                       PHONE

--------------------------------------------------------------------------------
DECISION MAKER                  TITLE                       PHONE

OPPORTUNITY SIZE:               MODEL CPU          CPU SERIAL #(IF APPLICABLE)

----------------------          ------------------------------------------------
TOTAL # OF COPIES

                                ------------------------------------------------

REQUIREMENT FOR THE SOFTWARE:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

----------------------------------------
FORECASTED CLOSE DATE OF THE SOFTWARE

COGNOS ACCOUNT REPRESENTATIVE - LYNNE RIDEOUT

--------------------------   --------  ----------------------------   ---------
THIRD PARTY REPRESENTATIVE   DATE      COGNOS FIELD SALES REP.        DATE


------------------------------         ----------------------------   ----------
THIRD PARTY ADDRESS                    U.S.  MANAGER,                 DATE
                                       THIRD PARTY OPERATIONS


------------------------------
THIRD PARTY ADDRESS

                                   SCHEDULE F

                      VAR'S CURRENT INSTALLED END USER LIST